Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Ten-League International Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	ordinary shares, par value US$0.000025 per share	457	(a)	2,009,800	$5.00	US$	10,049,000	0.0001476	US$	1,483.23
	Equity	selling shareholders’ ordinary shares	457	(a)	790,200	$5.00	US$	3,951,000	0.0001476	US$	583.17
	Equity	ordinary shares, par value US$0.000025 per share(2)	457	(a)	3,411,087	$5.00	US$	17,055,435	0.0001476	US$	2,517.38
Fees Previously Paid										US$	4,747.99
Total Offering Amounts							US$	31,055,435		US$	4,583.78
Total Fees Previously Paid										US$	4,747.99
Net Fee Due											-

(1)	Such amount is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933 and reflects the maximum offering price of securities registered hereunder.

(2)	This registration statement also covers the resale of in aggregate 3,411,087 ordinary shares.